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                                     REEBOK
                           COMPENSATION DEFERRAL PLAN

                 AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2004

1.       PURPOSE AND SCOPE OF COMPENSATION DEFERRAL PLAN; EFFECTIVE DATE.

         The purpose of this Compensation Deferral Plan ("Deferral Plan") is to permit certain highly compensated employees to defer the receipt of compensation, including salary and incentive bonuses and, in certain instances, to require such participants to defer the receipt of certain incentive bonuses that exceeds 125% of the Participant's target award.

         This Deferral Plan was established in 1999, and is amended and restated in its entirety effective January 1, 2004. Effective as of January 1, 2004, this Deferral Plan is incorporated by reference into and made a part of the Reebok Executive Deferred Compensation Plan (the "Plan"), and all of the terms and conditions of Plan govern the Deferral Plan. To the extent of any inconsistency between this Deferral Plan and the Plan, the terms of the Plan will govern.

2.       DEFINITIONS.

         All of the definitions contained in the Plan shall apply to the Deferral Plan. In addition, as used herein, the following terms shall have the meanings specified below, unless a different meaning is clearly indicated by the context.

         2.1 "Deferral Plan Participant" means each Employee of the Company who selected by the Administrator as eligible to defer the receipt of compensation under Section 3.

         2.2 "Interest" means the amounts credited pursuant to Section 6.2 herein.

         2.3 "Interest Rate" means the interest-equivalency rate, which, for any month, is Merrill Lynch annual corporate bond yield rate for the last business day of the calendar quarter preceding the calendar quarter in which such month occurs, divided by 12. The Committee may, in its discretion, select a different rate, provided that notice to the Deferral Plan Participants of the change in rate has been given reasonably in advance of the date on which the Participant's deferral elections are required to be made.

3.       ELECTION TO DEFER.
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         3.1 A Deferral Plan Participant may elect to defer a designated portion of his or her regular salary (a "Salary Deferral Election") to be earned during a Plan Year by filing a written election with the Administrator prior to the first day of the Plan Year in which such salary is to be earned.

         3.2 A Deferral Plan Participant may also elect to defer a designated portion of his or her incentive bonus that is ("Bonus") to be earned during a Plan Year (which would otherwise be determined and payable after the end of the Plan

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         Year), by filing a written election with the Administrator no later than December 31 of the preceding Plan Year (a "Bonus Deferral Election").

         3.3 An individual who first becomes a Deferral Plan Participant on or after the first day of any Plan Year may enter into a Salary Deferral Election or Bonus Deferral Election with respect to that portion of base salary and/or Bonus, respectively, to be earned during the remainder of the Plan Year and after the written election is filed with the Administrator.

         3.4 The deferred amounts, together with the Interest Equivalent Rate shall be credited to the Salary Deferral Subaccount or Bonus Deferral Subaccount, as the case may be, as described in Section 7.

4.       MANDATORY DEFERRALS OF BONUSES

         4.1 The Company, in its sole discretion, may require that an Employee who is eligible to receive performance bonuses defer receipt of his or her bonus that is in excess of 125% of such Employee's target bonus award ("Mandatory Bonus Deferral").

         4.2 The deferred amounts, together with the Interest Equivalent Rate shall be credited to the Mandatory Bonus Deferral Subaccount, as described in Section 7.

         4.3 Amounts credited to the Mandatory Bonus Deferral Subaccount, including deferred Bonuses and Interest, may, in the sole discretion of the Company, be subject to forfeiture in the event that a Employee terminates employment (including without limitation on account of death) with the Company for any reason prior to the payment.

5.       PAYMENT OF DEFERRED AMOUNTS.

         5.1 Amounts credited to a Salary Deferral Subaccount or Bonus Deferral Subaccount with respect to a particular Plan Year shall be paid (together with Interest) to the Deferral Plan Participant in a single lump sum payment on the March 31 (or first business day thereafter, if such date is a Saturday or Sunday) of the third year following such Plan Year (each, a "Payment Date").

         5.2 On or before the first day of the Plan Year in which a Payment Date occurs, Deferred Compensation Participants may further elect to defer the receipt of the amounts deferred pursuant to any Salary Deferral Election or Bonus Deferral Election for an additional period of one year from the previous Payment Date.

         5.3 Payment of the amounts credited to the Mandatory Bonus Deferral Subaccount, together with Interest, shall be paid to the Employee as directed by the Company in no more than two equal installments at 12 or 24 months from the date of deferral.

6. NATURE OF ELECTION. Each election under Section 3.1 or 3.2 for a Plan Year (or balance of a Plan Year) shall be made on a form approved or prescribed by the

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         Administrator, shall be irrevocable by the Participant for the Plan
         Year and shall apply only to regular salary earned or Bonus determined after the date the election form is completed and filed with the Administrator. The election form shall also specify whether the deferral election is to apply to payments of base salary, Bonuses, or both and shall specify the whole percentage or flat dollar amount of each that is to be deferred.

7.       ACCOUNTS; CREDITING OF INTEREST

         7.1 ACCOUNTS. Accounts shall be established under the Compensation Deferral Plan to which amounts are credited for the Participant's benefit under Section 3.4 and Section 4.2. References to a Participant's Account shall include subaccounts established for the purpose of crediting Salary Deferrals and Bonus Deferrals.

         7.2      INTEREST-EQUIVALENCY CREDIT.
                  ---------------------------

                          7.2.1 As of the last day of each calendar month (the
                 "crediting month"), there shall be credited to each Participant's Account an amount determined by multiplying the balance of such Account on the last business day of the immediately preceding month by the Interest Rate applicable to the crediting month.

                          7.2.2 In addition, for any month in which a Salary
                 Deferral, Bonus Deferral or Mandatory Bonus Deferral is added to a Participant's Account, there shall also be added to such subaccount an amount determined by multiplying the Interest Rate by such Deferral or Deferrals for the period commencing on the date or dates such Deferrals were made to the account and ending on the last date of such month.

         7.3      ALTERNATIVE PHANTOM INVESTMENT ELECTIONS.
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                          7.3.1 The Committee may, in lieu of the crediting of
                 Interest as provided in Section 7.2, provide that a Participant may select among phantom investment funds for the purposes of determining the phantom investment earnings or losses with respect to a Compensation Deferral Participant's Account. The phantom investment funds shall be selected by the Committee in its sole discretion, and shall be established for record keeping purposes only, and shall not be required to be informally funded or held in specific investments or as separated assets.

                          7.3.2 In the event that the Committee determines to
                 permit alternative investment elections by Compensation Deferral Participants, or determines to change the phantom investment funds offered to, it shall provide advance notice to Participants.

         IN WITNESS WHEREOF, Reebok International Ltd. has caused this amended and restated Deferral Plan to be executed by its officer hereunto duly authorized this 11th day of February, 2004.


                                        REEBOK INTERNATIONAL LTD.

                                               /s/ David A. Pace
                                        By: ________________________________


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